MANAGEMENT'S ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

PURSUANT TO ITEM 1122 OF REGULATION AB

Management of Berkeley Point Capital LLC d/b/a Newmark (“Newmark”) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission (“SEC”) relating to its role in the servicing of commercial mortgage- backed securities transactions conducted by Newmark (the "Platform") as of and for the year ended December 31, 2023 (the "Reporting Period"). Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

Newmark's management has assessed Newmark's compliance with the applicable servicing criteria during the Reporting Period. In making this assessment, management used the criteria set forth by the "SEC" in paragraph (d) of Item 1122 of Regulation AB, excluding the criteria set forth in Appendix B, which management has determined are not applicable to the servicing activities it performs with respect to the Platform.

With respect to applicable servicing criteria identified in Appendix C, there were no activities performed for the Reporting Period with respect to the Platform, because there was no occurrence of events that would require Newmark to perform such activities.

With respect to servicing criteria 1122(d)(1)(v) and 1122(d)(2)(vii), management engaged Midland Loan Services, a division of PNC Bank, National Association (“Midland”) to perform the activities required by these servicing criteria for the period covering January 1, 2023 through June 30, 2023. With respect to servicing criteria 1122(d)(2)(vi), management engaged Midland for the period covering January 1, 2023 through March 16, 2023 to perform the activity required by the servicing criteria and engaged PNC Bank, National Association (“PNC”) for the period covering March 17, 2023 through December 31, 2023 to perform activity required by the servicing criteria. Newmark management has determined that each of Midland and PNC is not a “servicer” as defined in Item 1101(j) of Regulation AB, and Newmark’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to Midland and PNC as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged by Servicers (C&DI 200.06) (formerly SEC Regulation AB Manual of Publicly Available Telephone Interpretations, 17.06). Management has policies and procedures in place designed to provide reasonable assurance that Midland’s and PNC’s activities comply in all material respects with the servicing criteria applicable to Midland and PNC. Newmark has not identified and is not aware of any material instances of noncompliance by Midland or PNC with the applicable servicing criteria during the Reporting Period, with respect to the Platform taken as a whole, nor has it identified any material deficiencies in its policies and procedures to monitor the compliance by Midland and PNC with the applicable servicing criteria during the Reporting Period with respect to the Platform taken as a whole. Newmark is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for Midland and PNC and the related criteria.

Based on such assessment, management believes that with respect to the Reporting Period, Newmark has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the SEC, including servicing criteria 1122(d)(1)(v),1122(d)(2)(vi) and 1122(d)(2)(vii) for which compliance is determined based on C&DI 200.06 as described above relating to its role in the servicing of the Platform

Ernst and Young LLP, an independent registered public accounting firm, has Issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria with respect to the Reporting Period.

By: Berkeley Point Capital LLC d/b/a Newmark

/s/ Ronald Steffenino	February 22, 2024
Ronald Steffenino	Date
Vice Chairman

/s/ Michael Rispoli	February 22, 2024
Michael Rispoli	Date
Chief Financial Officer

Appendix A to Management's Assessment

COMM 2014-CCRE 17 Mortgage Trust Commercial Mortgage Pass-Through Certificates

GS Mortgage Securities Trust 2014-GC24 Commercial Mortgage Pass-Through Certificates Series 2014-GC24

COMM 2014-CCRE19 Mortgage Trust Commercial Mortgage Pass-Through Certificates

COMM 2014-UBS4 Mortgage Trust Commercial Mortgage Pass-Through Certificates

COMM 2014-CCRE20 Mortgage Trust Commercial Mortgage Pass-Through Certificates

COMM 2015-LC19 Mortgage Trust Commercial Mortgage Pass-Through Certificates

GS Mortgage Securities Trust 2015-GC28 Commercial Mortgage Pass-Through Certificates Series 2015-GC28

COMM 2015-CCRE23 Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23

GS Mortgage Securities Trust 2015-GC30 Commercial Mortgage Pass-Through Certificates Series 2015-GC30

COMM 2015-LC21 Commercial Mortgage Pass-Through Certificates Series 2015-LC21

COMM 2015-CCRE24 Mortgage Trust Commercial Mortgage Pass-Through Certificates

COMM 2015-CCRE26 Mortgage Trust Commercial Mortgage Pass-Through Certificates

COMM 2015 CCRE27 Mortgage Trust Commercial Mortgage Pass-Through Certificates

GS Mortgage Securities Trust 2015-GC34 Commercial Mortgage Pass-Through Certificates Series 2015-GC34

COMM 2015-LC23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-LC23

CFCRE 2016-C3 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-C3

CFCRE 2016-C4 Mortgage Trust Commercial Mortgage Pass-through Certificates, Series 2016-C4

CGCMT 2016-C1, Commercial Mortgage Pass-through Certificates, Series 2016-C1

SG Commercial Mortgage Securities Trust 2016-C5 Commercial Mortgage Pass-Through Certificates Series 2016-C5

CFCRE 2016-C6 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6

CGCMT 2016-C3, Commercial Mortgage Pass-through Certificates, Series 2016-C3

CFCRE 2016-C7 Commercial Mortgage Pass-Through Certificates

CFCRE 2017-C8 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-C8

UBS Commercial Mortgage Trust 2017-C4 Commercial Mortgage Pass-Through Certificates Series 2017-C4

CGCMT Trust 2017-C4 Commercial Mortgage Pass-Through Certificates Series 2017-C4

CCUBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1

UBS Commercial Mortgage Trust 2017-C6 Commercial Mortgage Pass-Through Certificates Series 2017-C6

Benchmark 2018-B3 commercial Mortgage Pass-Through Certificates Series 2018-B3

UBS Commercial Mortgage Trust 2018-C8 Commercial Mortgage Pass-Through Certificates Series 2018-C8

UBS Commercial Mortgage Trust 2018 C9

UBS Commercial Mortgage Trust 2018-C10 Commercial Mortgage Pass-through Certificates, Series 2018-C10

UBS Commercial Mortgage Trust 2018-C12 Commercial Mortgage Pass-Through Certificates, Series 2018-C12

UBS Commercial Mortgage Trust 2018-C14 Commercial Mortgage Pass-Through Certificates Series 2018 C14

Morgan Stanley Capital, I Trust 2018-L1l Commercial Mortgage Pass-Through Certificates, Series 2018-L1

Morgan Stanley Capital, I Trust 2018 H4 Commercial Mortgage Pass-Through Series 2018 H4

BBCMS Mortgage Trust 2018 C2 Commercial Mortgage Pass-Through Certificates, Series 2018-C2

CGCMT 2018-C6 Commercial Mortgage Pass-Through Certificates Series 2018-C6

Morgan Stanley Capital, I Trust 2019 L2 Commercial Mortgage Pass-Through Certificates Series 2019-L2

CF 2019 CFl Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-CF1

Appendix B to Management's Assessment

Regulation AB Item1122(d) criteria determined to be not applicable:

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1122(d)(1)(iii)

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1122(d)(2)(ii)

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1122(d)(2)(iii)

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1122(d)(3)(i)

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1122(d)(3)(ii)

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1122(d)(3)(iii)

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1122(d)(3)(iv)

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1122(d)(4)(ii)

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1122(d)(4)(vii)

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1122{d)(4)(xv)

Appendix C to Management's Assessment

Regulation AB Item 1122(d) criteria that Newmark is under contract to perform the activities required but for which there were no occurrences of events for the year ending December 31, 2023, that required them to be performed such activities.

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1122(d)(4)(iii)

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1122(d)(4)(vi)

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1122(d)(4)(viii)

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1122(d)(4)(ix)

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1122(d)(4)(xii)

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1122(d)(4)(xiv)